UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 21, 2005

Advanced Medical Institute Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-29531	88-0409144
(Commission File Number)	(IRS Employer Identification No.)

6767 W. Tropicana Avenue
Suite 207
Las Vegas, NV 89103-4754

(Address of principal executive offices and zip Code)

(702) 248-1047

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On March 21, 2005 (the "Closing Date"), the Registrant consummated the transactions contemplated by that certain Share Exchange Agreement dated as of January 28, 2005 (the “Exchange Agreement”) by and among the Registrant, Advanced Medical Pty Limited, a privately owned Australian company (“AMI Australia”), and AMI Australia’s shareholders, (the “Shareholders”), pursuant to which the Registrant acquired all of the issued and outstanding shares of stock of AMI Australia in exchange for the issuance in the aggregate of 14,600,000 of the Registrant’s shares of common stock (the “Shares”) to the Shareholders. The issuance of the Registrant’s shares of common stock to AMI Australia’s stockholders was exempt from registration under the Securities Act of 1933, as amended ("Securities Act") pursuant to Section 4(2) thereof.

Following the Closing Date, AMI Australia became a wholly-owned subsidiary of the Registrant and, upon the issuance of the Shares, the Shareholders owned approximately 58.4% of all of the Registrant’s issued and outstanding stock. The Registrant currently has a total of 25,000,000 shares of Common Stock issued and outstanding on a non-fully diluted basis.

Item 5.01 - Changes In Control of Registrant

Effective as of the Closing Date, there was a change in the majority of the Registrant’s Board of Directors and in Management. Prior to the consummation of the Share Exchange, the Registrant’s Board of Directors comprised three members, Christina Escobedo, Thomas Stanley Babcock and Tricia A. Willis. Effective upon the closing of the transactions contemplated by the Exchange Agreement, Christina Escobedo, Thomas Stanley Babcock and Tricia A. Willis resigned as directors of the Board of Directors and Jacov (Jack) Vaisman, Forhad (Tony) Khan, Anatoly Fanshil, Mark Shabshay and Spiro Baramilis were appointed to the Board of Directors.

The Registrant intends to form an audit committee shortly after Closing Date. The Registrant’s newly-appointed Board of Directors has determined that the Audit Committee members include a person who is an "audit committee financial expert" within the meaning of the rules and regulations of the SEC. The Board of Directors has determined that Forhad (Tony) Khan is able to read and understand fundamental financial statements and has substantial business experience that results in that member's financial sophistication. One of the director positions to be filled within thirty (30) days of the Closing Date will be a director who is an "audit committee financial expert". Accordingly, the Board of Directors believes that each of its members have the sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee would fulfill.

The Registrant filed an Information Statement with the U.S. Securities and Exchange Commission on February 3, 2005 pursuant to Section 14(f) of the Exchange Act, and Rule 14f-1 promulgated thereunder. The Information statement was mailed to the Registrant’s stockholders of record as of January 31, 2005.

Other than the transactions and agreements disclosed in this Form 8-K, the Company knows of no arrangements which may result in a change in control of the Company.

BUSINESS OVERVIEW

The Registrant has operated as a public “shell” company with nominal assets whose sole business has been to identify, evaluate and investigate various companies with the intent that, if such investigation warrants, a reverse merger transaction be negotiated and completed pursuant to which the Registrant would acquire a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity.

AMI Australia was established in March 1993 to operate a chain of medical clinics for treatment of Sexual Dysfunction in men and women. AMI Australia operates 22 clinics Australia wide and has in excess of 100 employees including nurses and doctors. AMI Australia competes with rival treatments such as Cialis and Levitra.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Share Exchange Agreement dated as of January 28, 2005

Pro forma financial statements will be provided by amendment to this 8-K not later than 71 calendar days after the date of this initial report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL INSTITUTE INC.

By:	/s/ Jack Vaisman
Name: Jack Vaisman
Title: President
Dated: March 21, 2005